UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2025

CNL STRATEGIC CAPITAL, LLC

(Exact name of registrant as specified in its charter)

delaware	000-56162	32-0503849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2025, Mr. Arthur Levine announced his resignation from the board of directors (the “Board”) of CNL Strategic Capital, LLC (the “Company”), effective as of 11:59 p.m. on October 31, 2025, in connection with general succession planning at Levine Leichtman Capital Partners (“LLCP”). Mr. Levine, who served as a member of the Board since 2016, indicated that his resignation was not the result of any disagreement with the Company regarding its operations, policies, practices or otherwise. Mr. Levine will retain his current positions with LLCP.

On October 23, 2025, the Board appointed Andrew M. Schwartz to fill the vacancy on the Board created by Mr. Levine’s resignation. The appointment of Mr. Schwartz is effective as of November 1, 2025. Mr. Schwartz was appointed to serve as a Class III director for a remaining term expiring at the Company’s 2027 Annual Meeting of Shareholders and until his successor is duly elected and qualified. Mr. Schwartz was selected as an interested director on the Board because of his prior leadership experience at LLCP and his experience acquiring and managing businesses. Mr. Schwartz has not been elected to serve as a member of the Board pursuant to any agreement or understanding with the Company or any other person. Mr. Schwartz will be employed by and will receive compensation from affiliates of our Sub-Manager and as such, the Company will not be separately compensating him for his services as a director of the Company. There are no reportable transactions between Mr. Schwartz and the Company pursuant to Rule 404(a) of Regulation S-K promulgated by the United States Securities and Exchange Commission.

Set for below is biographical information for Mr. Schwartz:

Andrew M. Schwartz, serves as a director on our Board. Mr. Schwartz joined LLCP in 2011 and currently serves as a Partner of LLCP. In this capacity, he is responsible for the day-to-day management of the U.S. Investment Team and is actively involved in sector strategy, deal structuring and due diligence and oversight of the U.S. portfolio. Mr. Schwartz is a member of the Executive and Investment Committees. Prior to joining LLCP, Mr. Schwartz was a Vice President with Liberty Partners, a middle-market private equity firm, and previously an investment banker with Jefferies, both based in New York. Mr. Schwartz attended the University of Pennsylvania where he received a B.S. in Economics with a Concentration in Finance from The Wharton School and a B.S.E. in Computer Science and Engineering from the School of Engineering and Applied Science.

Item 8.01 Other Events.

Determination of Net Asset Value for Outstanding Shares for the month ended September 30, 2025

On October 23, 2025, the Board determined the Company’s net asset value per share for each share class in a manner consistent with the Company’s valuation policy, as described under “Determination of Net Asset Value” in the Company’s Prospectus. This table provides the Company’s aggregate net asset value and net asset value per share for its Class FA, Class A, Class T, Class D, Class I, and Class S shares as of September 30, 2025 (in thousands, except per share data):

Month Ended September 30, 2025	Class FA	Class A	Class T	Class D	Class I	Class S	Total
Net Asset Value	$162,757	$333,763	$84,073	$113,745	$604,439	$72,310	$1,371,087
Number of Outstanding Shares	3,871	8,897	2,244	3,054	15,924	1,699	35,689
Net Asset Value, Per Share	$42.05	$37.51	$37.46	$37.24	$37.96	$42.55
Net Asset Value, Per Share Prior Month	$41.82	$37.48	$37.37	$37.19	$37.98	$42.43
Increase/Decrease in Net Asset Value, Per Share from Prior Month	$0.23	$0.03	$0.09	$0.05	($0.02)	$0.12

The change in the Company’s net asset value per share for each applicable share class for the month ended September 30, 2025 was primarily driven by the increases in the fair value of ten out of seventeen of the Company’s portfolio company investments. The fair value of five of the Company’s portfolio company investments decreased during the same period. The fair value of two of the Company’s portfolio company investments did not change. As of September 30, 2025, the Company had total assets of approximately $1.43 billion.

Public Offering Price Adjustment

On October 23, 2025, the Board approved the new per share public offering price for each share class in the Company’s offering. The new public offering prices will be effective as of October 30, 2025 and will be used for the Company’s next monthly closing for subscriptions on October 31, 2025. The purchase price for Class A, Class T, Class D, and Class I shares purchased under our distribution reinvestment plan will be equal to the net asset value per share for each share class as of September 30, 2025. The following table provides the new public offering prices and applicable upfront selling commissions and dealer manager fees for each share class available in this offering:

	Class A	Class T	Class D	Class I
Public Offering Price, Per Share	$40.99	$39.33	$37.24	$37.96
Selling Commissions, Per Share	$2.46	$1.18
Dealer Manager Fees, Per Share	$1.02	$0.69

We have also posted this information on our website at www.cnlstrategiccapital.com. A subscriber may also obtain this information by calling us by telephone at (866) 650-0650.

Declaration of Distributions

On October 23, 2025, the Board declared cash distributions on the outstanding shares of all classes of our common shares based on a monthly record date, as set forth below:

Distribution Record Date	Distribution Payment Date	Declared Distribution Per Share for Each Share Class
		Class FA	Class A	Class T	Class D	Class I	Class S
November 25, 2025	November 26, 2025	$0.104167	$0.104167	$0.083333	$0.093750	$0.104167	$0.104167

Return Information

The following table illustrates year-to-date (“YTD”), trailing 12 months (“1-Year Return”), 3-Year Return, 5-Year Return, Annualized Return Since Inception, and cumulative total returns through September 30, 2025 (“Cumulative Total Return”), with and without upfront sales load, as applicable:

	YTD Return(1)	1-Year Return(2)	3-Year Return(3)	5-Year Return(4)	Annualized Return Since Inception(5)	Cumulative Total Return(5)	Cumulative Return Period
Class FA (no sales load)	8.6%	12.6%	35.0%	72.7%	11.1%	123.1%	February 7, 2018 – September 30, 2025
Class FA (with sales load)	1.5%	5.3%	26.3%	61.4%	10.1%	108.6%	February 7, 2018 – September 30, 2025
Class A (no sales load)	7.9%	11.7%	31.2%	62.9%	10.0%	104.4%	April 10, 2018 – September 30, 2025
Class A (with sales load)	-1.3%	2.2%	20.0%	49.0%	8.7%	87.0%	April 10, 2018 – September 30, 2025
Class I	7.8%	11.4%	30.8%	62.8%	10.1%	106.0%	April 10, 2018 – September 30, 2025
Class T (no sales load)	7.1%	10.6%	28.1%	56.7%	9.1%	89.7%	May 25, 2018 – September 30, 2025
Class T (with sales load)	2.0%	5.3%	22.0%	49.3%	8.4%	80.7%	May 25, 2018 – September 30, 2025
Class D	7.6%	11.3%	30.3%	61.7%	9.5%	93.5%	June 26, 2018 – September 30, 2025
Class S (no sales load)	8.6%	12.6%	35.5%	74.6%	12.2%	88.4%	March 31, 2020 – September 30, 2025
Class S (with sales load)	4.8%	8.7%	30.8%	68.5%	11.5%	81.8%	March 31, 2020 – September 30, 2025

(1) For the period from January 1, 2025 through September 30, 2025.

(2) For the period from October 1, 2024 through September 30, 2025.

(3) For the period from October 1, 2022 through September 30, 2025.

(4) For the period from October 1, 2020 through September 30, 2025.

(5) For the period from the date the first share was issued for each respective share class through September 30, 2025. The Annualized Return Since Inception captures the average annual performance over the return period. It is calculated as a geometric average, meaning it captures the effects of compounding over time.

Total return is calculated for each share class as the change in the net asset value for such share class during the period and assuming all distributions are reinvested. The Company’s performance changes over time and currently may be different than that shown above. Past performance is no guarantee of future results. For details regarding applicable sales load, please see the “Plan of Distribution” section in the Company’s Prospectus. Class I and Class D shares have no upfront sales load.

For the nine months ended September 30, 2025, sources of declared distributions on a GAAP basis were as follows:

	Nine Months Ended September 30, 2025
	Amount (in 000s)	% of Total Distributions Declared
Net investment income[1]	$14,470	45.6%
Net realized gains	1,432	4.5%
Distributions in excess of net investment income and net realized gains[2]	17,262	54.4%
Total distributions declared	$31,732	100.0%

Cash distributions net of distributions reinvested during the period presented were funded from the following sources:

	Nine Months Ended September 30, 2025
	Amount (in 000s)	% of Cash Distributions Net of Distributions Reinvested
Net investment income before expense support (reimbursement)	$13,453	85.7%
Expense support (reimbursement)	1,017	6.5%
Net investment income	$14,470	92.2%
Net realized gains	1,432	9.1%
Cash distributions net of distributions reinvested in excess of net investment income and net realized gains[2]	⸺	⸺ %
Cash distributions declared net of distributions reinvested[3]	$15,703	100.0%

1 Net investment income includes expense support, net due from the Manager and Sub-Manager of $1,017 for the nine months ended September 30, 2025.

2 Consists of distributions made from offering proceeds for the period presented.

3 For the nine months ended September 30, 2025, excludes $16,029 of distributions reinvested pursuant to our distribution reinvestment plan.

For the years ended December 31, 2024, 2023, 2022, 2021, 2020, 2019, and 2018 distributions were paid from multiple sources and these sources included net investment income before expense support of 55.6%, 76.9%, 76.3%, 65.2%, 42.3%, 61.7%, and 85.2%, reimbursable expense support of 0.1%, 0.0%, 0.0%, 0.0%, 33.2%, 23.5% and 11.1%, and offering proceeds of 44.3%, 23.1%, 23.7%, 34.8%, 24.5%, 14.8% and 3.7%, respectively. If the Company receives additional expense support now or in the future, it will be required to repay expense support to the Manager and Sub-Manager in future periods which may reduce future income available for distributions. For additional information regarding sources of distributions, please see the annual and quarterly reports the Company files with the Securities and Exchange Commission.

We have also posted this information on our website at www.cnlstrategiccapital.com. A subscriber may also obtain this information by calling us by telephone at (866) 650-0650. The calculation of the Company’s net asset value is a calculation of fair value of the Company’s assets less the Company’s outstanding liabilities.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number

Description

17.1

Resignation Letter of Arthur E. Levine as Director of CNL Strategic Capital, LLC, dated October 23, 2025 (Filed herewith.)

104

Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the items described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “will,” “estimates” or similar expressions that indicate future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Any forward-looking statement made by us in this Current Report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the Company’s ability to pay distributions and the sources of such distribution payments, the Company’s ability to locate and make suitable investments, the economy and the broader financial markets, which may have a significant negative impact on the Company's (and its businesses) financial condition, results of operations, cash flows and net asset value per share and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the other documents filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2025		CNL Strategic Capital, LLC a Delaware limited liability company

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Executive Officer